                            ------------------------

                                                                     EXHIBIT 3.2

                          CERTIFICATE OF INCORPORATION

                                       OF

                            JILL ACQUISITION SUB INC.

            The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and acts amendatory thereof and supplemental thereto, and known, as identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

            FIRST: The name of the corporation (hereinafter called the "corporation") is Jill Acquisition Sub Inc.

            SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

            THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand, with a par value of $.01 per share. All such shares are of one class and are shares of Common Stock.

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                                                                               2

            FIFTH: The name and the mailing address of the incorporator are as follows:

                 NAME                          MAILING ADDRESS

                 Scott J. Depta                Worldwide Plaza
                                               825 Eighth Avenue
                                               New York, NY 10019-7475

            SIXTH: The corporation is to have perpetual existence.

            SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, aa the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

            EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in

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                                                                               3

further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

            1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

            2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d)of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

            3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation

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                                                                               4

      shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

            NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

            TENTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement,vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

            ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

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                                                                               5

            THE UNDERSIGNED, the sole incorporator of the corporation, hereby certifies under the penalty of perjury that the facts stated in this certificate of incorporation are true as of this 25th day of February, 1999.

                                                     /s/ Scott J. Depta
                                                     ------------------
                                                     Scott J. Depta
                                                       Incorporator

                              CERTIFICATE OF MERGER

                                       OF

                       JONES APPAREL GROUP HOLDINGS, INC.

                                  WITH AND INTO

                            JILL ACQUISITION SUB INC.

            Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), Jill Acquisition Sub Inc., a Delaware corporation ("Jill"), hereby certifies as follows:

            FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the "Constituent Corporations") are as follows:

             Name                               State of Incorporation
             ----                               ----------------------
Jill Acquisition Sub Inc.                              Delaware
Jones Apparel Group Holdings, Inc.                     Delaware

            SECOND: An Agreement and Plan of Merger dated as of June 15, 1999 (the "Merger Agreement"), between Jill and Jones Apparel Group Holdings, Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL and by the written consent of the sole stockholder of each such Constituent Corporation in accordance with Section 228 of the DGCL.

            THIRD; Jill shall be the surviving corporation of the merger (the "Surviving Corporation").

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                                                                               2

            FOURTH: The Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time (as defined below), shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation, located at 250 Rittenhouse Circle, Keystone Park, Bristol, PA 19007.

            SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

            SEVENTH: This Certificate of Merger, and the merger provided for herein, shall become effective at the time this Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time").

            IN WITNESS WHEREOF, Jill Acquisition Sub Inc. has caused this Certificate of Merger to be executed as of June 15, 1999.

                                         JILL ACQUISITION SUB INC.,

                                            by /s/ Ira M. Dansky
                                               ------------------
                                               Name: Ira M. Dansky
                                               Title: Secretary

                              CERTIFICATE OF MERGER

                                       OF

                              NINE WEST GROUP INC.

                                  WITH AND INTO

                            JILL ACQUISITION SUB INC.

            Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), Jill Acquisition Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Jones Apparel Group, Inc. ("Jill"), hereby certifies as follows:

            FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the "Constituent Corporations") are as follows:

           Name                                     State of Incorporation
           ----                                     -----------------------
 Jill Acquisition Sub Inc.                                Delaware
 Nine West Group Inc.                                     Delaware

            SECOND: An Agreement and Plan of Merger dated as of March 1, 1999 (the "Merger Agreement"), among Jones Apparel Group, Inc., a Pennsylvania corporation, Jill and Nine West Group Inc., a Delaware corporation, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL and, in the case of Jill Acquisition Sub Inc., by the written consent of the sole stockholder thereof in accordance with Section 228 of the DGCL.

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                                                                               2

            THIRD: Jill shall be the surviving corporation of the merger (the "Surviving Corporation").

            FOURTH: The Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time (as defined below), shall be amended at the Effective Time so that Article FIRST thereof reads in its entirety as follows: "FIRST: The name of the corporation (hereinafter called the "corporation") is Jones Apparel Group Holdings, Inc.", and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation, located at 250 Rittenhouse Circle, Keystone Park, Bristol, PA 19007.

            SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

            SEVENTH: This Certificate of Merger, and the merger provided for herein, shall become effective at the time this Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Time").

            IN WITNESS WHEREOF, Jill Acquisition Sub Inc. has caused this Certificate of Merger to be executed as of June 15, 1999.

                                             JILL ACQUISITION SUB INC.,

                                               by /s/ Ira M. Dansky
                                                  --------------------
                                                  Name: Ira M. Dansky
                                                  Title: Secretary

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT

It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is
                       Jones Apparel Group Holdings. Inc.

            2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

            3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

            4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on  10/21/99

             /s/ Ira M. Dansky
             ------------------
             Name: Ira M. Dansky
             Title : Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                              NINE WEST GROUP INC.
                            (a Delaware corporation)

                                      INTO

                       JONES APPAREL GROUP HOLDINGS, INC.
                            (a Delaware corporation)

            It is hereby certified that:

            1. Jones Apparel Group Holdings, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

            2. The Corporation is the owner of all of the outstanding shares of the stock of Nine West Group, Inc., which is also a business corporation of the State of Delaware.

            3. On December 17,2002, the Board of Directors of the Corporation adopted the following resolutions to merge Nine West Group, Inc. into the
Corporation:

                        RESOLVED, that Nine West Group Inc., a Delaware
                  corporation, be merged with and into the Corporation, on the terms and conditions set forth in the Certificate of Ownership and Merger, and attached hereto as Exhibit A, and such Certificate of Ownership and Merger be, the same hereby is, approved and adopted; and it is

                        RESOLVED, that the Board of Directors has determined
                  that it is advisable, desirable and in the best interests of Nine West Group Inc. transfer to NW Secondary Corporation, a New Jersey Corporation, effective January 1, 2003, the retail assets and liabilities, which shall include all assets and liabilities, except the wholesale assets and liabilities, as well as the corporate headquarter lease for 1129 Westchester Avenue, White Plains, New York (the "Wholesale Assets") and the capital stock of the current subsidiaries of Nine West Group Inc. Such transfer will be for an appropriate consideration, pursuant to a Bill of Sale and Assignment and Assumption Agreement by and between the Nine West Group Inc. and NW Secondary Corporation; and it is

                        RESOLVED, that the Board of Directors has determined
                  that it is advisable, desirable and in the best interests of Nine West Group Inc. to transfer to Nine West Footwear Corporation, a Delaware Corporation, effective January 1, 2003, the Wholesale Assets. Such transfer will be for an appropriate consideration, pursuant to a Bill of Sale and Assignment and Assumption Agreement by and between Nine West Group Inc. and Nine West Footwear Corporation; and it is

                        RESOLVED, that the appropriate officers of the
                  Corporation be, and they hereby individually are, authorized, empowered and directed in the name and on behalf of the Corporation to (i) execute and deliver the Certificate of Ownership and Merger for filing with the Secretary of State of the State of Delaware; (ii) cause to be executed and filed and/or recorded the other documents prescribed by the laws of the State of Delaware; and (iii) cause to be performed all necessary acts within the jurisdiction of organization of this Corporation and in any other appropriate jurisdiction; and it is

                        RESOLVED, that the effective time of the Certificate of
                  Ownership and Merger setting forth a copy of these resolutions shall be January 1, 2003, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

Executed on December 17, 2002

                                       JONES APPAREL GROUP HOLDINGS, INC.

                                         By: /s/ Ira M. Dansky
                                             ---------------------------
                                              Ira M. Dansky
                                              President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                               JONES HOLDING CORP.
                            (a Delaware corporation)

                                      INTO

                        JONES APPAREL GROUP HOLDINGS, INC.
                             (a Delaware corporation)

            It is hereby certified that:

            1. Jones Apparel Group Holdings, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

            2. The Corporation is the owner of all of the outstanding shares of the stock of Jones Holding Corp., which is also a business corporation of the State of Delaware.

            3. On December 17, 2002, the Board of Directors of the Corporation adopted the following resolutions to merge Jones Holding Corp. into the
Corporation:

                        RESOLVED, that Jones Holding Corp., a Delaware
                  corporation, be merged with and into the Corporation, on the terms and conditions set forth in the Certificate of Ownership and Merger, attached hereto as Exhibit A, and such Certificate of Ownership and Merger be, and the same hereby is, approved and adopted; and it is

                        RESOLVED, that all of the estate, property, rights,
                  privileges, powers and franchises of Jones Holding Corp., be vested in, held and enjoyed by this Corporation as fully and entirely and without change or diminution, as the same were before held and enjoyed by Jones Holding Corp. in its name; and it is

                        RESOLVED, that the appropriate officers of the
                  Corporation be, and they hereby individually are, authorized, empowered and directed in the name and on behalf of the Corporation to (i) execute and deliver the Certificate of Ownership and Merger for filing with the

                  Secretary of State of the State of Delaware; (ii) cause to be executed and filed and/or recorded the other documents prescribed by the laws of the State of Delaware; and (iii) cause to be performed all necessary acts within the jurisdiction of organization of this Corporation and in any other appropriate jurisdiction;and it is

                        RESOLVED, that this Corporation shall assume all of the
                  obligations of Jones Holding Corp.; and it is

                        RESOLVED, that the effective time of the Certificate of
                  Ownership and Merger setting forth a copy of these resolutions shall be January 1, 2003, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.

Executed on December 17, 2002

                                             JONES APPAREL GROUP HOLDINGS, INC.

                                             By  /s/ Ira M. Dansky
                                                 ----------------------
                                                     Ira M. Dansky
                                                     President

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